UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 North Parkway
Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 31, 2008, Aventine Renewable Energy Holdings, Inc. (the “Company”) issued a press release announcing the Company’s earnings for the three and six month periods ended June 30, 2008.  The press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 8.01  Entry into a Material Definitive Agreement.

On July 31, 2008, the Company has entered into a purchase agreement with Nebraska Energy Cooperative, its minority partner in Nebraska Energy, LLC, to purchase the 21.58% of Nebraska Energy, LLC it does not already own.  The Company has agreed to issue 1 million shares of common stock to acquire the remaining interest.  It is expected that this transaction will close as soon as possible after receiving the necessary approvals from the existing shareholders of the Nebraska Energy Cooperative.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired – Not Applicable

(b)                                 Pro forma financial information – Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release, dated July 31, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing the Company’s earnings for the three and six month periods ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  August 1, 2008

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.

By:	/s/	William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July31, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing the Company’s earnings for the three and six month periods ended June 30, 2008.